UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

Allbirds, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40963	47-3999983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Washington St.

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

(628) 225-4848

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Current Report on Form 8-K/A (this “Amendment”) is being filed by Allbirds, Inc. to amend its Current Report on Form 8-K (the “Original 8-K”) filed with the Securities and Exchange Commission on April 20, 2026, to check the box on the cover page of the Original 8-K to indicate that the information filed herein shall be deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 and to include the associated legends. Exhibits referred to in this Amendment are references to the exhibits filed with the Original 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Facility Matters

Securities Purchase Agreement

As previously disclosed, on April 14, 2026, Allbirds, Inc., a Delaware public benefit corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor senior secured convertible notes in an aggregate original principal amount of up to $50.0 million (the “Convertible Notes”), convertible into shares of the Company’s Class A common stock (the “Facility”). The proceeds of the Facility are anticipated to be used primarily for the purchase of Electronics Assets (as defined herein) by a newly formed wholly owned subsidiary of the Company (“Subsidiary”) and the costs and expenses of the private placements. On April 19, 2026, the Purchase Agreement was amended and restated (as so amended and restated, the “A&R Purchase Agreement”).

In connection with entry into the A&R Purchase Agreement and related transactions, on April 14, 2026, the Company filed a preliminary proxy statement (“Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), for a special meeting of stockholders (“Special Meeting”) in which the Company has included a proposal asking stockholders to approve, among other matters, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Class A common stock representing more than 19.99% upon the conversion of the Convertible Notes (the “Nasdaq Proposal”).

The A&R Purchase Agreement contains customary representations, warranties and covenants. Pursuant to the A&R Purchase Agreement, for the twenty-four months immediately following the date on which the Convertible Notes are first issued, the Investor has the right to co-invest for at least 55% of any of the Company’s future financing deals on the same terms with other investors.

GPU Lease

Using proceeds from the initial tranche of the Convertible Notes, the Company, through its wholly owned subsidiary (the “Lessor”), escrowed funds for Lessor’s initial purchase of server equipment utilizing current-generation NVIDIA Blackwell GPUs (the “Purchased GPU Assets”). The escrowed funds are subject to release upon delivery of final invoices, which is expected within 14 days. Simultaneously, the Lessor entered into an approximately $2.75 million, three-year lease agreement with a subsidiary of QumulusAI, Inc. (the “Lessee”) for the Purchased GPU Assets, with an end-of-term purchase option provided to the Lessee. This lease agreement represents the Company’s first transaction within its new business line and marks the initial step towards executing its pivot into the compute infrastructure space.

Convertible Notes

The Convertible Notes contain customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. The Convertible Notes also contain standard and customary events of default.

The Convertible Notes, if issued, will be issued in multiple closings. The initial $5.25 million in aggregate principal amount of Convertible Notes would be issued as follows: $3.25 million in aggregate principal amount of Convertible Notes at the initial closing, and an additional $2.0 million in aggregate principal amount of Convertible Notes, subject to the satisfaction of customary conditions and the approval of the Nasdaq Proposal. The remaining additional tranches, in an aggregate principal amount of up to $44.75 million in Convertible Notes, may be sold at the option of the Investor.

Unless earlier converted, or redeemed, the Convertible Notes will mature on the second anniversary of the date of issuance (the “Maturity Date”), and we are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any

The Convertible Notes bear interest at the rate of 12.0% per annum which (a) will commence accruing on the date of issuance, (b) will be computed on the basis of a 360-day year and twelve 30-day months and (c) will be payable, subject to the satisfaction of customary equity conditions, in shares of our Class A common stock or, at our option, in cash, in arrears on the first calendar day of each calendar quarter, commencing on the three month anniversary of the issuance date (each an “Interest Date”). If a holder elects to convert or redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. The Convertible Notes are issued with a 5% original issue discount. We are required to pay a late charge not in excess of 17% on any amount of principal or other amounts that are not paid when due.

The Convertible Notes will be senior secured obligations of the Company (subject only to certain permitted indebtedness, including the indebtedness of the Company and certain of its subsidiaries under the Amended Credit Agreement (as defined herein) to be paid in full concurrently with the closing of the Asset Sale, as defined herein), which will be secured by the Electronics Assets and the Company’s equity in the Subsidiary, and upon the closing of the Asset Sale, all the other assets of the Company and its subsidiaries. Subject to the foregoing, until such date no Convertible Notes remain outstanding, all payments due under the Convertible Notes will be senior to all of our other indebtedness and other indebtedness of any of our subsidiaries.

Each holder of Convertible Notes may convert all, or any part, of the outstanding principal of the Convertible Notes, together with accrued and unpaid interest, any make-whole amount and any late charges thereon, at any time, at such holder’s option, into our Class A common stock at the “Conversion Price” of 120% of the lower of (x) the closing bid price of our Class A common stock on the Trading Day ended immediately prior to the time of initial filing of the initial preliminary proxy with respect to the Asset Sale and (y) the closing bid price on the trading day ended immediately preceding the closing date of such applicable tranche (subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions). Each holder of Convertible Notes may also convert all, or any part, of the outstanding principal of the Convertible Notes, together with accrued and unpaid interest, any make-whole amount and any late charges thereon (subject to an additional 25% premium if an Event of Default then exists), at any time, at such holder’s option, into our Class A common stock at the “Alternate Conversion Price” calculated as follows: the lower of: (i) the Conversion Price then in effect; and (ii) either, (x) if no event of default then exists, 93% of the lowest volume weighted average price of our Class A common stock during the ten (10) consecutive Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice; or (y) if an event of default then exists, 85% of the lowest volume weighted average price of our Class A common stock during the fifteen (15) consecutive Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice.

Conversions and issuance of our Class A common stock pursuant to the Convertible Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of the outstanding our Class A common stock (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any increase will only be effective upon 61-days’ prior notice to us).

The Convertible Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our Class A common stock within certain time periods; (ii) failure to make payments when due under the Convertible Notes; and (iii) bankruptcy or insolvency of the Company. If an event of default occurs, each holder may require us to redeem all or any portion of the Convertible Notes (including all accrued and unpaid interest and late charges thereon), in cash, at a 25% redemption premium to the greater of the face value and the equity value of our Class A common stock underlying the Convertible Notes.

The Convertible Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Convertible Notes.

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Convertible Notes at a 25% redemption premium to the greater of (i) the face value of the Convertible Notes to be redeemed, (ii) the equity value of our Class A common stock underlying such Convertible Notes, and (iii) the equity value of the change of control consideration payable to the holder of our Class A common stock underlying such Convertible Notes.

The holders of the Convertible Notes may require us to redeem the Convertible Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities and/or any asset transfer or sale. In such an event, we would be required to redeem Convertible Notes using 25% of the gross proceeds of any Subsequent Placement and 100% of the gross proceeds of any asset transfer or sale (other than the Asset Sale), as applicable.

Registration Rights Agreement

On April 19, 2026, the Company entered into a Registration Rights Agreement with the Investor (“Registration Rights Agreement”), pursuant to which the Company has granted to the Investor customary registration rights with respect to the shares of Class A common stock issuable upon conversion of the Convertible Notes.

The foregoing descriptions of the A&R Purchase Agreement, the Convertible Notes and the Registration Rights Agreements are not complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Support Matters

As previously disclosed, on April 8, 2026, the Company entered into Support Agreements with certain stockholders of the Company. The form of Support Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Matters

On April 19, 2026, the Company, Allbirds International, Inc., a Delaware corporation (the “Guarantor”), the Lenders party thereto, and Second Avenue Capital Partners LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) entered into a Second Amendment to Credit Agreement and Other Loan Documents (the “Second Amendment to Credit Agreement”), which Second Amendment to Credit Agreement amends that certain Credit Agreement dated as of June 30, 2025 (the “Existing Credit Agreement”, and as amended by the Second Amendment to Credit Agreement, the “Amended Credit Agreement”), by and among the Company, the Guarantor, the other Persons from time to time party thereto as “Guarantors,” the Lenders party thereto, and the Agent. Capitalized terms used but not defined in the paragraphs found under the subheading “Second Amendment to Credit Agreement” have the respective meanings ascribed to such terms in the Amended Credit Agreement. The Second Amendment to Credit Agreement among other things, amends the Existing Credit Agreement to expressly permit the Company to enter into the Purchase Agreement, Issue the Convertible Notes and the grant liens on the Company’s assets (including on the Electronics Assets) in favor of the Investor.

In connection with the Second Amendment to Credit agreement, on April 19, 2026, the Company, the Guarantor, the Agent, the Investor and the Subsidiary entered into a Subordination Agreement (the “Subordination Agreement”), to among other things, provide for the subordination of (i) the Company’s obligations to the Investor arising under the Facility to all of the Company’s obligations owing to the Agent arising under Amended Credit Agreement and (ii) the Investor’s security interests in the Company’s assets and property (other than the Company’s equity in the Subsidiary) to all of the Agent’s security interests in the Company’s assets and property. The foregoing descriptions of the Second Amendment to Credit Agreement and the Subordination Agreement are not complete and are qualified in their entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Credit Agreement Matters” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information under the heading “Facility Matters” in Item 1.01 is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On April 15, 2026, the Company issued a press release announcing the Facility and related matters. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto, is being furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 and Exhibit 99.1 attached hereto, may not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report.

Item 8.01	Other Events.

Amended Business Plan

As previously disclosed, on March 29, 2026, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Allbirds IP LLC, a Delaware limited liability company affiliated with American Exchange Group (the “Purchaser” and the transactions contemplated by the Asset Purchase Agreement, the “Asset Sale”), to sell the Purchased Assets of the Company, which relate to the Company’s existing footwear business and represent a significant amount of our assets. We have been operating these footwear assets at a material loss and do not believe that continuing to operate these footwear assets is sustainable or beneficial to our stockholders. Following the closing of the Asset Sale, the Buyer in the Asset Sale will own the “Allbirds” tradename and all related intellectual property, and the brand and footwear business will continue under the stewardship of the Buyer.

Following the closing of the Asset Sale, which includes the rights to the use of the name “Allbirds,” we intend to continue operating Allbirds, Inc. under a new corporate name. With respect to the renamed corporate entity, we are investigating potential opportunities in the computing infrastructure market, including (either directly or through its subsidiaries) the acquisition and monetization of graphics processing units, related high-performance computing infrastructure capable to support high workloads (whether from artificial intelligence and machine learning or other needs of potential future customers) and other related assets (which we refer to collectively, as “Electronics Assets,” and such anticipated business, the “Electronics Infrastructure Business”). In support of such business, we have entered into the Facility (as defined herein), the proceeds of which would permit the Company, through the Subsidiary, to purchase Electronics Assets and develop and expand the anticipated Electronics Infrastructure Business. These arrangements, which may include, without limitation, sales, leases, sale/lease-back transactions and other monetization structures, are anticipated to be capital-efficient and scalable, with customers bearing substantially all operating, maintenance, and infrastructure costs, allowing us to grow our asset base and revenue without a commensurate increase in operating overhead.

Supplemental Risk Factors

In connection with the Facility and expansion of the business of the Company, the Company is filing supplemental risk factors (“Supplemental Risk Factors”) pertaining to the diversification of its business strategy to update disclosures contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The supplemental risk factors are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Special Meeting

In the Preliminary Proxy Statement, the Company disclosed that the Special Meeting was scheduled for 12:00 p.m. Pacific Time on May 18, 2026 and that the record date for the Special Meeting was April 13, 2026. The Special Meeting may be postponed for a later date, and the meeting date and record date of the Special Meeting will be announced when determined by the board of directors of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding or implying the

Company’s expectations and intentions regarding the completion or effects of entry into the Facility, the issuance of the Convertible Notes, whether the Investor will invest in additional tranches of the Convertible Notes, the use of proceeds from the Facility, its expectations and intentions regarding the First Amendment to Credit Agreement, expectations and intentions regarding the completion or effects of the Asset Sale, expectations and intentions regarding the continuing business of the Company, the renaming of the corporate entity, expectations and intentions regarding the Electronics Infrastructure Business, and other statements that do not relate solely to historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our actual outcomes and results to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025, the Supplemental Risk Factors, and other reports we may file with the SEC from time to time. The forward-looking statements contained in this Current Report on Form 8-K relate only to events as of the date stated or, if no date is stated, as of the date of this Current Report on Form 8-K. We undertake no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

The Company previously filed the Proxy Statement and will file any amendments or supplements thereto, with the SEC with respect to the Special Meeting. Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the Special Meeting to consider the proposals set forth therein. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC, INCLUDING ANY DOCUMENT INCORPORATED BY REFERENCE THEREIN, CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES TO THE MATTERS SET FORTH THEREIN. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, if and when filed, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection therewith at the SEC’s website at www.sec.gov and on the investor relations section of our website at ir.allbirds.com. The Company’s website address is provided as an inactive textual reference only. The information provided on, or accessible through, the Company’s website is not part of this Current Report on Form 8-K, and therefore is not incorporated herein by reference.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed “participants” in any solicitation of proxies from the Company’s stockholders with respect to the matters set forth in the Proxy Statement. Information regarding the identity of the Company’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 30, 2026. Information regarding subsequent changes to the holdings of the Company’s securities by the Company’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available through the SEC’s website at www.sec.gov. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement if, and when, it is filed with the SEC. The proxy statement, if and when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and on the investor relations section of our website at ir.allbirds.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended & Restated Securities Purchase Agreement, dated April 19, 2026, by and between Allbirds, Inc. and the Investor party thereto

10.2	Form of Convertible Note

10.3	Form of Registration Rights Agreement

10.4	Form of Support Agreement

10.5	Second Amendment to Credit Agreement and other Loan Documents, dated as of April 19, 2026, by and between Allbirds, Inc. and the Lenders party thereto, and Second Avenue Capital Partners LLC

10.6	Subordination Agreement, dated as of April 19, 2026, by and among Allbirds, Inc., Allbirds International, Inc., Subsidiary, Second Avenue Capital Partners LLC and the Investor

99.1	Press Release, dated April 15, 2026

99.2	Supplemental Risk Factors

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allbirds, Inc.
Dated: April 23, 2026

	By:	/s/ Joe Vernachio
Joe Vernachio
Chief Executive Officer